CERTIFICATE OF AMENDMENT TO CERTIFICATE
        OF LIMITED PARTNERSHIP FOR: SEABULK TRANSMARINE PARTNERSHIP, LTD.
                     (Certificate filed September 17, 1985)


         THIS ASSIGNMENT, made and entered into as of the 1st day of January, 1991, by and between J. ERIK HVIDE (hereinafter referred to as "Assignor") and SEABULK TANKERS, LTD. a Florida limited partnership, having its principal place of business at 2200 Eller Drive, Fort Lauderdale, Florida 33316 (hereinafter referred to as "Assignee").

                                W I T N E S S E T H:

     WHEREAS,  Assignor  is the  owner  of One  hundred  sixty-five  thousandths percent (.165%) limited partnership interest (the "Interest") in Seabulk Transmarine Partnership, Ltd. (sometimes referred to herein as the "Partnership"); and

         WHEREAS, Assignor desires to sell and assign the Interest in the Partnership to Assignee subject to the terms and conditions of this Amendment and Assignment; and

         WHEREAS, the Assignee desires to receive an assignment of the Interest subject to and in accordance with the terms of the Partnership's limited partnership agreement dated the 30th day of August, 1985, (the "Partnership Agreement"),

         NOW THEREFORE, in consideration of the sum of Twenty-four Thousand Seven Hundred Fifty and 00/100 Dollars ($24,750.00) and other good and valuable consideration, the respective receipt of which is hereby acknowledged by each, the parties agree as follows:

         1. The above and foregoing preamble is hereby incorporated by reference herein.

         2. Assignor hereby sells, assigns and conveys all of its right, title, privileges, duties, obligations, and interest in and to the Interest in the Partnership to Assignee, which accepts the sale, assignment and conveyance of the Interest and agrees to be bound by all of the terms and conditions of the Partnership Agreement.

         3. The Assignor is hereby released from all of its right, title, privileges, duties, obligations and interest in and to the Interest.

         4. Assignee hereby represents and warrants that it is a citizen of the United States within the meaning of the Shipping Act, 1916, as amended.

         5. The parties acknowledge that by the assignment of the interest herein, together with an assignment as of the date hereof by Hans J. Hvide of a limited partnership interest he owns it he partnership, the ownership of the Partnership shall be as follows:

Seabulk Tankers,  Ltd,.  general partner - 33.00% general  partnership  interest
Seabulk Tankers, Ltd., limited partners - .33% general partnership interest Seabulk America Partnership, Ltd., limited partner - 41.67% limited partnership interest

Stolt Tankers (U.S.A.), Inc., limited partner - 25.00% limited partnership interest

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seal the day and year first above written.

Signed, sealed and delivered in the presence of:

---------------------------------             --------------------------------
                                              J.  ERIK HVIDE        (Assignor)
---------------------------------

                                              SEABULK TANKERS, LTD.
                                              By: Hvide Marine Transport,
                                                  Incorporated
                                                       as a General Partner


________________________________              By: ____________________________
                                                                    (Assignee)
--------------------------------



The foregoing Amendment and Assignment of the Interest in Seabulk Transmarine Partnership, Ltd. is hereby approved, consented and agreed to as of the 1st day of January, 1991.

                                 SEABULK TRANSMARINE, PARTNERSHIP, LTD.
                                 By:      By Seabulk Tankers,. Ltd.
                                           general partner
                                 By:      Hvide Marine Transport, Incorporated
                                           as general partner

                                 By: _____________________________________

                           SUPPLEMENTAL AFFIDAVIT OF
            CAPITAL CONTRIBUTIONS FOR A FLORIDA LIMITED PARTNERSHIP


The undersigned, constituting all of the general partners of Seabulk Transmarine Partnership, Ltd., a Florida Limited Partnership, executed this supplemental affidavit filed pursuant to section 620.112, Florida Statutes.

The total amount of the capital contributions of the limited partners is $4,990,041.00.

This 6th day of December, 1994.

FURTHER AFFIANT SAYETH NOT.

Under penalties of perjury I declare that I have read the foregoing and that the facts are true, to the best of my knowledge and belief.

                          General Partner

                          Hvide Marine Transport, Incorporated, General Partner
                            of Seabulk Tankers, Ltd.


                          By: ___________________________________
                                          Vice President